Exhibit 10.5
ALLIED NEVADA GOLD CORP.
RESTRICTED SHARE PLAN
July 3, 2007
(as amended as of December 14, 2013)
ARTICLE ONE
DEFINITIONS AND INTERPRETATION
Section 1.01 Definitions: For purposes of the Restricted Share Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Act” means the General Corporation Law of the State of Delaware or its successor, as amended from time to time;

(b)
“Associate” where used to indicate a relationship with any person or company means: (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the company for the time being outstanding; (ii) any partner of that person or company; (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity; (iv) any relative of that person who resides in the same home as that person; (v) any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage; or (vi) any relative of a person mentioned in clause (v) who has the same home as that person;

(c)	“Change of Control”(1) shall mean the occurrence of any of the following events, each of which shall be determined independently of the others:

(i)
any “Person” (as defined herein) becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least 30% of the stock of the Corporation entitled to vote in the election of directors of the Corporation. For purposes of this definition, the term “Person” is used as such term is used Sections 13(d) and 14(d) of the Exchange Act;

(ii)
the individuals who are “Continuing Directors” (as hereinafter defined) of the Corporation cease to constitute a majority of the members of the Board of Directors. For purposes of this definition, “Continuing Directors” shall mean the members of the Board of Directors on the date this Plan is adopted, provided that any person becoming a member of the Board of Directors subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director;

(iii)
the stockholders of the Corporation adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the assets of the Corporation;

(iv)
the Corporation is a party to a merger, consolidation, amalgamation, plan of arrangement or other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Corporation following consummation of such merger, consolidation, amalgamation, plan of arrangement or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Corporation) and the stockholders of the Corporation immediately prior to such transaction hold, directly or indirectly, at least 30% of the voting power of the resulting entity; provided, however, that a merger, consolidation, amalgamation, plan of arrangement or other business combination effected to implement a recapitalization of the Corporation (or similar transaction) shall not constitute a Change of Control; or

(v)
there is a change in control of the Corporation of a nature that is reported in response to item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirements;

(1)	As amended by resolution of the Board of Directors on December 14, 2013.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time;

(e)
“Committee”[2] means the Compensation Committee consisting of two or more members of the Directors of the Corporation each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” under the NYSE MKT LLC and other applicable listing rules and any other required independence standards;

(f)	“Common Shares” means the common shares of the Corporation, as adjusted in accordance with the provisions of Article Five of the Restricted Share Plan;

(g)	“Corporation” means Allied Nevada Gold Corp., a corporation incorporated under the Act;

(h)	“Covered Employee” shall mean an employee of the Corporation or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code;

(i)
“Deferred Payment Date” means the date for a Participant under the Restricted Share Plan after the Restricted Period and not later than the Participant’s Retirement Date which the Participant has elected to defer receipt of Restricted Shares;

(j)	“Designated Affiliate” means the affiliates of the Corporation designated by the Committee for purposes of the Restricted Share Plan from time to time;

(k)	“Directors” means the board of directors of the Corporation from time to time;

(l)
“Eligible Contractors” means individuals, other than Eligible Directors or Eligible Employees that (i) are engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Affiliates under a written contract between the Corporation or the Designated Affiliate and the individual or a company which the individual consultant is an employee and (ii) in the reasonable opinion of the Corporation, spend or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Affiliate;

(m)	“Eligible Directors” means the Directors and the directors of any Designated Affiliate of the Corporation from time to time;

(n)
“Eligible Employees” means employees, including officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Affiliate of the Corporation;

(o)
“Insider” shall have the meaning ascribed thereto in the Securities Act (Ontario) other than a person who is an Insider solely by virtue of being a director or senior officer of a subsidiary of the Corporation and any Associate of an Insider;

(p)	“Participant” for the Restricted Share Plan means each Eligible Director, Eligible Contractor, and Eligible Employee to whom Restricted Share Rights are granted;

(q)
“Restricted Period” means any period of time that a Restricted Share Right is not exercisable and the Participant holding such Restricted Share Right remains ineligible to receive Restricted Shares, determined by the Committee in its absolute discretion based on (i) continued service with the Corporation for a specified period of time, (ii) the achievement of one or more performance goals within a performance period as established by the Committee (“Performance Goals”), or (iii) both continued service and the achievement of Performance Goals, upon grant of the Restricted Share Rights and as stated in the Restricted Share Right Grant Letter evidencing such Restricted Share Rights.

(r)	“Restricted Shares” means the Common Shares issuable upon the exercise of Restricted Share Rights;

(s)	“Restricted Share Plan” or the “Plan” means the restricted share plan described in Article Three hereof;

(t)	“Restricted Share Rights” has such meaning as ascribed to such term at Section 3.02 of this Restricted Share Plan;

(2)	As amended by resolution of the Board of Directors on December 14, 2013.

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(u)
“Retirement” in respect of a Participant means the Participant ceasing to be an Eligible Employee, Eligible Director or Eligible Contractor after attaining a stipulated age in accordance with the Corporation’s normal retirement policy or earlier with the Corporation’s consent;

(v)	“Retirement Date” means the date that a Participant ceases to be an Eligible Employee, Eligible Director or Eligible Contractor;

(w)	“Stock Exchange”[3] means, the Toronto Stock Exchange and the NYSE MKT LLC; and

(x)
“Termination” means: (i) in the case of an Eligible Employee, the termination of the employment of the Eligible Employee with or without cause by the Corporation or a Designated Affiliate or cessation of employment of the Eligible Employee with the Corporation or a Designated Affiliate as a result of resignation or otherwise other than the Retirement of the Eligible Employee; (ii) in the case of an Eligible Director, the removal of or failure to re-elect the Eligible Director as a director of the Corporation or a Designated Affiliate; (iii) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Corporation or a Designated Affiliate.

Section 1.02 Securities Definitions: In the Restricted Share Plan, the terms “affiliate”, “subsidiary” and “insider” shall have the meanings given to such terms in the Securities Act (Ontario).
Section 1.03 Headings: The headings of all articles, Sections, and paragraphs in the Restricted Share Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Restricted Share Plan.
Section 1.04 Context, Construction: Whenever the singular or masculine are used in the Restricted Share Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.
Section 1.05 References to this Restricted Share Plan: The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to the Restricted Share Plan as a whole and not to any particular article, Section, paragraph or other part hereof.
Section 1.06 Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Restricted Share Plan are references to lawful money of Canada.
ARTICLE TWO
PURPOSE AND ADMINISTRATION OF THE RESTRICTED SHARE PLAN
Section 2.01 Purpose of the Restricted Share Plan: The Restricted Share Plan provides for the acquisition of Common Shares by Participants for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of employees, directors and consultants of the Corporation and the Designated Affiliates of the Corporation and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Common Shares by key employees, consultants and directors of the Corporation and Designated Affiliates of the Corporation, it being generally recognized that restricted share plans aid in attracting, retaining and encouraging employees, consultants and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.
Section 2.02 Administration of the Restricted Share Plan: The Restricted Share Plan shall be administered by the Committee and the Committee shall have full authority to administer the Restricted Share Plan including the authority to interpret and construe any provision of the Restricted Share Plan and to adopt, amend and rescind such rules and regulations for administering the Restricted Share Plan as the Committee may deem necessary in order to comply with the requirements of the Restricted Share Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Restricted Share
Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Restricted Share Plan and of the rules and regulations established for administering the Restricted Share Plan. All costs incurred in connection with the Restricted Share Plan shall be for the account of the Corporation.
Section 2.03 Delegation to Committee: The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Directors shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Directors.
Section 2.04 Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(3)	As amended by resolution of the Board of Directors on December 14, 2013.

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(a)	the name and address of each Participant in the Restricted Share Plan;

(b)	the number of Restricted Share Rights granted to each Participant under the Restricted Share Plan; and

(c)	the number of Restricted Shares issued to each Participant under the Restricted Share Plan.
Section 2.05 Determination of Participants and Participation: The Committee shall from time to time determine the Participants who may participate in the Restricted Share Plan. The Committee shall from time to time determine the Participants to whom Restricted Share Rights shall be granted and the provisions and restrictions with respect to such grant(s), all such determinations to be made in accordance with the terms and conditions of the Restricted Share Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Committee deems appropriate and relevant.
Section 2.06 Maximum Number of Shares: The maximum number of Common Shares made available for the Restricted Share Plan is 6,900,000. Such number shall be reduced by (i) the number of Common Shares subject to Restricted Share Rights granted and outstanding under this Restricted Share Plan, (ii) the number of Common Shares subject to options granted and outstanding under the Corporation’s 2007 Stock Option Plan, (iii) the number of Restricted Shares issued from time to time pursuant to the settlement of awards granted under this Restricted Share Plan, and (iv) the number of Common Shares issued from time to time pursuant to the exercise of options under the 2007 Stock Option Plan, which shall be allocated as follows:

(a)
Restricted Share Plan: The maximum number of Common Shares made available for the Restricted Share Plan shall be determined from time to time by the Committee, but in any case, shall not exceed 6,900,000 Common Shares in the aggregate and shall be reduced as set forth in (i)-(iv) of the preceding paragraph of Section 2.06.

(b)
The aggregate number of Common Shares issuable to Insiders pursuant to Restricted Share Rights and all other security-based compensation arrangements, at any time, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issued to Insiders pursuant to Restricted Share Rights and all other security-based compensation arrangements, within a one year period, shall not exceed 10% of the total number of Common Shares then outstanding. Subject to Section 4.07, the aggregate number of Common Shares issuable to any one Insider and such Insider’s Associates pursuant to Restricted Share Rights, within a one-year period, shall not exceed 5% of the total number of Common Shares then outstanding and the aggregate number of Common Shares reserved for issuance to any one person upon the exercise of Restricted Share Rights shall not exceed 5% of the total number of Common Shares then outstanding. For purposes of this Section 2.06, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Restricted Share Right.

If any Option (as defined in the 2007 Stock Option Plan) shall terminate or expire unexercised or any Restricted Share Right shall terminate or expire without delivery of any Restricted Shares, then that number of
Common Shares that were previously issuable pursuant to any such expired or terminated Option or Restricted Share Right shall, to the extent of any such forfeiture or termination, again be available for the grant of Options or Restricted Share Rights under this Restricted Share Plan or the 2007 Stock Option Plan.

ARTICLE THREE
RESTRICTED SHARE PLAN
Section 3.01 Restricted Share Plan: A Restricted Share Plan is hereby established for Eligible Employees, Eligible Directors and Eligible Contractors.
Section 3.02 Participants: The Committee shall have the right to grant, in its sole and absolute discretion, to any Participant rights to acquire any number of fully paid and non-assessable Common Shares (“Restricted Share Rights”) as a discretionary payment in consideration of past or future services to the Corporation, subject to this Restricted Share Plan and with such provisions and restrictions as the Committee may determine. Each Restricted Share Right entitles the holder thereof to one Common Share of the Corporation, to be issued automatically and without payment of additional consideration, at the end of the Restricted Period as set forth and pursuant to the conditions outlined in the Restricted Share Right Grant Letter, or, if applicable, in the case of Canadian residents, at a later Deferred Payment Date, if any, without any further action on the part of the holder of the Restricted Share Right in accordance with this Article Three.
Section 3.03 Restricted Share Right Grant Letter: Each grant of a Restricted Share Right under the Restricted Share Plan (an “Award”) shall be evidenced by a Restricted Share Right Grant Letter to the Participant from the Corporation. Such

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Restricted Share Right Grant Letter shall be subject to all applicable terms and conditions of the Restricted Share Plan and may be subject to any other terms and conditions which are not inconsistent with the Restricted Share Plan and which the Committee deems appropriate for inclusion in a Restricted Share Right Grant Letter. The provisions of the various Restricted Share Grant Letter issued under the Restricted Share Plan need not be identical.
Section 3.04 Restricted Period: Upon the grant of Restricted Share Rights to a Participant, the Committee shall determine the Restricted Period applicable to such Restricted Share Rights.
Section 3.05 Deferred Payment Date: Subject to section 3.06, Participants may elect to defer the receipt of all or any part of their entitlement to Restricted Shares until a Deferred Payment Date.
Section 3.06 Prior Notice of Deferred Payment Date: Participants who are Canadian residents, may elect to set a Deferred Payment Date. To do so they must give the Corporation written notice of the Deferred Payment Date not later than sixty (60) days prior to the expiration of the Restricted Period. For certainty, Participants shall not be permitted to give any such notice or change any such notice after the day which is sixty (60) days prior to the expiration of the Restricted Period. Participants residing in the United States will not be able to make an election of deferral, unless otherwise permitted by the Committee with the advice of counsel.
Section 3.07 Retirement or Termination during Restricted Period: In the event of the Retirement or Termination of a Participant during the Restricted Period, any Restricted Share Rights held by the Participant shall immediately terminate and be of no further force or effect, provided that the Committee has the absolute discretion to waive such termination.
Section 3.08 Retirement or Termination after Restricted Period: In the event of the Retirement or Termination of the Participant following the Restricted Period and prior to the Deferred Payment Date, the Corporation shall issue forthwith Restricted Shares issuable upon the exercise of Restricted Share Rights held by the Participant.
Section 3.09 Dividends: Subject to section 5.04, participants shall not have any rights to dividends on Restricted Shares until such shares are issued in accordance with the terms of the Plan.
Section 3.10 Death or Disability of Participant: In the event of the death or total disability of a Participant, any Restricted Shares represented by Restricted Share Rights held by the Participant shall be immediately issuable by the Corporation.
Section 3.11 Change of Control: In the event of a Change of Control, all Restricted Share Rights outstanding shall be immediately exercised for Restricted Shares notwithstanding the Restricted Period and any applicable Deferred Payment Date.
Section 3.12 Necessary Approvals: The Restricted Share Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation or by a written resolution of all of the shareholders of the Corporation in accordance with the Act and acceptance by the Stock Exchange or any regulatory authority having jurisdiction over the securities of the Corporation.
Section 3.13 Term of the Restricted Share Plan: The Restricted Share Plan herein shall become effective on the date on which it is approved by the shareholders. The Restricted Share Plan shall remain in effect until it is terminated by the Board of Directors.
ARTICLE FOUR
CODE SECTION 162(m) PROVISIONS
Section 4.01 Covered Employees: Notwithstanding any other provision of the Restricted Share Plan, if the Committee determines at the time a Restricted Share Right is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 4 is applicable to such Award.
Section 4.02 Performance Criteria: If the Committee determines that a Restricted Share Right is intended to be subject to this Article 4, the lapsing of restrictions thereon and the distribution of Restricted Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: production, revenue, revenue growth, cost of goods sold per ounce, capital expenditures, resource growth (all categories), resources conversion (measured and indicated), cash flow from operations, net income, operating income (before or after taxes), gross profits, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization or other similar measures), earnings per share, cash flow or cash flow per share (before or after dividends), shareholder equity, cash flow return on investment, return on equity, total shareholder return, return on assets or net assets, return on capital (including return on total capital or return on invested capital), corporate regulatory compliance or achievements, mine costs compared to budget, improvement in or attainment of expense levels or working capital levels, health and safety, environmental compliance, business expansion and strategic initiatives, selected mining initiatives, mine development, drilling and exploration initiatives, feasibility studies, individual performance, leadership, appreciation in and/or maintenance of the price of the Common Shares or any other publicly-traded securities of the Corporation, comparisons with

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various stock market indices, recruiting and maintaining personnel, implementation, completion or attainment of measurable objectives with respect to corporate development or projects, and acquisitions and divestitures. Such performance goals also may be based solely by reference to the Corporation’s performance or the performance of a subsidiary, division, business segment or business unit of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. To the extent consistent with Section 162(m) of the Code, the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
Section 4.03 Timing and Designations; Duration of Performance Periods: For each Award, the Committee shall, not later than 90 days after the beginning of each Performance Period, as defined herein (i) designate all Participants for such Performance Period, and (ii) establish the objective performance factors for each Participant for that Performance Period on the basis of one or more of the criteria set forth in Section 4.02 above; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Committee actually establishes the goal. The Committee shall have sole discretion to determine the applicable performance period (“Performance Period”), provided that in the case of a Performance Period less than 12 months, in no event will a performance goal be considered to be pre-established if it is established after 25 percent of the Performance Period (as scheduled in good faith at the time the goal is established) has elapsed. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code, and the regulations thereunder.
Section 4.04 Certification: Following the close of each Performance Period and prior to payment of any amount to a Participant with respect to an Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that Performance Period are to be based. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Certified Awards on a deferred basis subject to the requirements of Section 409A of the Code.
Section 4.05 Adjustments: Notwithstanding any provision of the Plan (other than Section 6.06), with respect to any Restricted Share Right that is subject to this Article 4, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Restricted Share Right Grant Letter, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.
Section 4.06 Restrictions: The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
Section 4.07 Limitations on Grants to Individual Participants: Subject to adjustment as provided in Section 6.07, no Participant may be granted Restricted Share Rights in any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Common Shares with respect to more than 2,837,577 Common Shares (the “Limitations”). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.
ARTICLE FIVE
WITHHOLDING TAXES4
Section 5.01 Withholding Taxes: The Corporation or any Designated Affiliate of the Corporation may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any Designated Affiliate of the Corporation is required to withhold by any law or regulation of any governmental authority whatsoever, without limiting the generality of the foregoing, through (i) the withholding of all or any portion of any payment; (ii) the withholding from the Common Shares to be issued under the Restricted Share Plan the minimum number of Common Shares sufficient to satisfy such withholding obligation; or (iii) the sale of the minimum number of Common Shares to be issued under the Restricted Share Plan sufficient to satisfy such withholding obligation to a broker of the Corporation’s or the Designated Affiliate of the Corporation’s choosing.
Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to satisfy in full the minimum tax withholding obligation by authorizing the Corporation or the Designated Affiliate of the Corporation to withhold from the Common Shares to be issued under the Restricted Share Plan the minimum number of Common Shares sufficient to satisfy such withholding obligation and, at the

(4)	As amended by resolution of the Board of Directors on March 12, 2012.

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Corporation’s or Designated Affiliate of the Corporation’s discretion, to sell such Common Shares to a broker of the Corporation’s or the Designated Affiliate of the Corporation’s choosing. This election and authorization is intended to comply with the requirements of Rule 10b5-1(c)(i)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to be interpreted to comply with the requirements of Rule 10b5-1(c) of the Exchange Act.
ARTICLE SIX
GENERAL
Section 6.01 Effective Time of Restricted Share Plan: The Restricted Share Plan shall become effective as of the date first mentioned on the first page of this plan, but will remain subject to the necessary shareholder and regulatory approvals.
Section 6.02 Amendment of Restricted Share Plan: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change (without obtaining shareholder approval) the provisions of the Restricted Share Plan, including, without limitation:

(i)	amendments of a house keeping nature; and

(ii)	the change to the Restricted Period of the Plan or any Restricted Share Right.
However, any amendment, modification or change to the provisions of the Restricted Share Plan which would:

(a)	materially increase the benefits of the holder under the Restricted Share Plan to the detriment of the Corporation and its shareholders;

(b)	increase the number of Common Shares, other than by virtue of Sections 6.06, 6.07 and 6.08 of the Restricted Share Plan, which may be issued pursuant to the Restricted Share Plan; or

(c)	materially modify the requirements as to eligibility for participation in the Restricted Share Plan;
shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation, if required, by the Stock Exchange and any other regulatory authority having jurisdiction over the securities of the Corporation. Any amendment, modification or change of any provision of the Restricted Share Plan shall be subject to approval, if required, by any regulatory authority having jurisdiction over the securities of the Corporation.
Section 6.03 Non-Assignable: Except as otherwise may be expressly provided for under this Restricted Share Plan or pursuant to a will or by the laws of descent and distribution, no Restricted Share Right and no other right or interest of a Participant is assignable or transferable.
Section 6.04 Rights as a Shareholder: No holder of any Restricted Share Rights shall have any rights as a shareholder of the Corporation prior to the issuance of Restricted Shares. Subject to Section 6.07 no holder of any Restricted Share Rights shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or any other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Restricted Share Right.
Section 6.05 No Contract of Employment: Nothing contained in the Restricted Share Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Corporation or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in the Restricted Share Plan by a Participant shall be voluntary.
Section 6.06 Change of Control: In the event of a Change of Control, each Participant who holds Restricted Share Rights shall receive the securities, property or cash which the Participant would have received upon such Change of Control if the Participant had held the Restricted Shares issuable upon exercise of such Restricted Share Rights immediately prior to such Change of Control.
Section 6.07 Adjustment in Number of Shares Subject to the Restricted Share Plan: In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

(a)	the number of Common Shares available under the Restricted Share Plan; and

(b)	the number of Common Shares subject to any Restricted Share Rights.
If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Restricted Share Plan.

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Section 6.08 Securities Exchange Take-over Bid: In the event that the Corporation becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all holders of Restricted Share Rights requiring them to surrender their Restricted Share Rights within 10 days of the mailing of such notice, and the holders of Restricted Share Rights shall be deemed to have surrendered such Restricted Share Rights on the tenth (10th ) day after the mailing of such notice without further formality, provided that:

(a)
the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement restricted share rights to the holders of Restricted Share Rights on the equity securities offered as consideration;

(b)	the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Restricted Share Rights being surrendered; and

(c)
the surrender of Restricted Share Rights and the granting of replacement restricted share rights can be effected on a tax deferred basis under the Income Tax Act (Canada) or the Internal Revenue Code (as applicable).

Section 6.09 No Representation or Warranty: The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Restricted Share Plan.
Section 6.10 Compliance with Applicable Law: If any provision of the Restricted Share Plan or any Restricted Share Right contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.
Section 6.11 Interpretation: This Restricted Share Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

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ALLIED NEVADA GOLD CORP.
RESTRICTED SHARE RIGHT GRANT LETTER
To: •
Date: •
This notice is to evidence that you have been granted • Restricted Share Rights in the following amounts and on the following terms (select one):

☐	In accordance with the terms specified in Schedule A attached hereto (if any); or

☐	In accordance with the following terms:

Number of Restricted Share Rights awarded	Date(s) of expiry of applicable Restricted Period(s) (vesting dates)
•	•
•	•
•	•
This notice serves as a Restricted Share Right Grant Letter under section 3.06 of the Allied Nevada Gold Corp. Inc. (“Allied Nevada”) Restricted Share Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan. In the event of any inconsistency between the terms of this Restricted Share Right Grant Letter and the Plan, the terms of the Plan shall govern.
Vesting of your Restricted Share Rights evidenced by this Restricted Share Right Grant Letter shall be subject to the terms of the Plan, the resolutions of the Board approving the grant and the administrative rules passed by the Committee under the Plan.
If you are a Canadian resident and wish to defer the vesting of your Restricted Share Rights, you may do so in accordance with the terms of the Plan, the resolutions of the Board approving the grant and the administrative rules of the Committee under the Plan.
Dated this • day of •, 201•.

ALLIED NEVADA GOLD CORP.
Name: •
Title: President and Chief Executive Officer

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